LOAN AGREEMENT


     This Loan Agreement dated as of January 24, 2001 ("Agreement") is made by and between World Wide Wireless Communications, Inc., a Nevada corporation (the "Company"), and Andrew Corporation, a Delaware corporation ("Andrew").

                                    RECITALS

     WHEREAS, the Company is indebted to Andrew for $1,800,458.36 incurred in connection with the purchase of certain products and services from Andrew (the "Obligations"), the payment of which is past due.

     WHEREAS, this Agreement is intended to document the Obligations (which will be evidenced by a note), and Andrew is willing to accept payment of the Obligations as provided, and under the terms and conditions set forth, herein.

                                    AGREEMENT

     NOW, THEREFORE, in order to induce Andrew to accept payment of the Obligations as provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Company hereby represents, warrants, covenants and agrees as follows:

     1.   REPAYMENT OF OBLIGATIONS.

          1.1. On the date of this Agreement, the Company shall pay to Andrew $100,000 (the "Initial Payment").

          1.2. Beginning on February 15, 2001, the Company shall pay to Andrew $100,000 on the 15th day of each month on the terms specified in the Note; provided, however, that:

               (a) after such time as the Company's Registration Statement on Form SB-2 (Reg. No. 333-38158) has been declared effective by the Securities and Exchange Commission, the Company shall pay to Andrew an additional $150,000 on the 15th day of each month, commencing with the next monthly payment due, on the terms specified in the Note; and

               (b) in the event that investors introduced by Union Atlantic L.C. or any affiliate thereof ("Investors") acquire equity in the Company with an aggregate value greater than the total of both operating and non-operating expenses ("Total Expenses") as set forth in the attached
          Exhibit 1 during the one-month period beginning on the 16th day of a month and ending on the 15th day of the following month (such aggregate value for such period being the "Monthly Purchased Equity Value"), then the Company shall pay to Andrew on such 15th day an additional amount equal to 50% of the Monthly Purchased Equity Value in excess of Total Expenses on the terms specified in the Note.

     2.   CONDITIONS TO EFFECTIVENESS; COVENANT.

          2.1. The Company shall have executed and delivered a Promissory Note evidencing the Obligations substantially in the form of the attached Exhibit 2 (the "Note").

          2.2. Andrew shall have received the Initial Payment.

          2.3. The Company shall have issued to Andrew a warrant to purchase not less than 200,000 shares of common stock of the Company ("Common Stock") at an exercise price equal to the closing sale price per share of the Common Stock on the date of this Agreement on the Nasdaq National Market (or if no such sale price is reported, the average of the high and low bid prices so reported), in form and substance satisfactory to Andrew. The Company shall issue to Andrew another warrant to purchase up to an additional 300,000 shares of Common Stock, on a pari passu basis with those Investors that participate in the bridge loan, to the extent those investors receive warrant coverage (relative to the amount loaned by them) greater than Andrew. In no event shall Andrew be issued warrants to initially purchase more than 500,000 share of Common Stock (the warrants actually issued to Andrew being hereinafter referred to as the "Warrants").

          2.4. The Company shall have entered into with Andrew a Registration Rights Agreement relating to the shares of common stock issuable pursuant to the Warrant, in form and substance satisfactory to Andrew (the "Registration Rights Agreement").

          2.5. The Company shall have delivered to Andrew (i) an opinion of counsel for the Company covering the execution and enforceability of this Agreement, the Note, the Warrant and the Registration Rights Agreement and (ii) a certified copy of the resolutions of its Board of Directors authorizing the transactions contemplated hereby.

     3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Andrew that:

          3.1. The Company is existing and in good standing under the laws of the State of Nevada, is duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of the Company; the execution, delivery and performance of this Agreement, the Note, the Warrant and all related documents and instruments are within the Company's powers and have been authorized by all necessary corporate action.

          3.2. The execution, delivery and performance of this Agreement, the Note, the Warrant, the Registration Rights Agreement and all related documents and instruments have received any and all necessary governmental approval, and do not and will not contravene or conflict with any provision of law or of the charter or bylaws of the Company or any agreement affecting the Company or its property.

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

     4. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute and "Event of Default" under this Agreement:

          (a) failure to pay, when and as due, any principal or other amounts payable under this Agreement or the Note, or failure to comply with or perform any agreement or covenant of the Company contained herein; or

          (b) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Company to Andrew is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

          (c) this Agreement shall be repudiated or become unenforceable incapable of performance by the Company or the Company shall fail to perform any agreement or covenant contained herein; or

          (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Company, or the Company shall take any steps toward, or to authorize, such a proceeding; or

          (e) the Company shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

     5. RIGHTS AND REMEDIES UPON DEFAULT.

          5.1. Upon the occurrence and during the continuance of any Event of Default specified in Sections 6(a)-(c), Andrew at its option may declare the
Note immediately due and payable without notice or demand of any kind. Upon the occurrence of any Event of Default specified in Sections 6(d)-(e), the Note shall be immediately and automatically due and payable without action of any kind on the part of Andrew. Upon the occurrence and during the continuance of any Event of Default, Andrew may exercise any rights and remedies under the Note and any related document or instrument at law or in equity.

          5.2. Andrew may, by written notice to the Company, at any time and from time to time, waive any Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Andrew and the Company shall be restored to their former position and rights hereunder, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default. No failure to exercise, and no delay in exercising, on the part of Andrew of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


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

          5.3. The Company also agrees to pay all fees, costs and expenses of Andrew, including reasonable attorneys' fees, incurred in connection with the enforcement or protection of any of its rights and remedies hereunder.

     6. MISCELLANEOUS.

          6.1. Amendments, Waivers, etc. None of the terms or provisions of this Agreement may be amended, waived, altered or modified except by an instrument in writing duly executed by the Company and Andrew.

          6.2. Termination of this Agreement. This Agreement shall terminate upon indefeasible payment in full of the Obligations.

          6.3. Home Office Payment. All payments made by the Company to Andrew in connection with this Agreement or the Notes shall be made by electronic transfer of immediately available funds to the account of Andrew Corporation, Bank of America NT & SA, 231 South LaSalle Street, Chicago, Illinois 60697, Account No. 86663-00194, ABA #071000039, or to such other account(s) as Andrew may specify from time to time in writing to the Company.

          6.4. Notices. All notices, requests and other required communications hereunder shall be in writing and shall be deemed to have been given or made (i) if delivered personally, when so delivered, (ii) if sent by facsimile, on the date sent (provided that there is written confirmation of receipt and a conforming notice or communication is delivered as set forth herein), (iii) if mailed by registered or certified mail (postage paid, return receipt requested), on the date five days after deposit in the mail, or (iv) if by Federal Express or another nationally recognized overnight courier service, on the next business day; in each case addressed as set forth on the signature page hereto, or to such other address as may be hereafter designated in writing by the respective parties hereto.

          6.5. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of its successors and assigns whether so expressed or not, except that the Company may not transfer or assign any of its rights or interest hereunder without the prior written consent of Andrew.

          6.6. Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement, the Note and the obligations arising hereunder or thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          6.7. Attorneys Fees. The prevailing party in any legal dispute between the parties shall be entitled to reimbursement in full for all legal fees and costs incurred by it.


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

          6.8. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature(s) on each counterpart were upon the same instrument.

          6.9. Entire Agreement. This Agreement contains the entire understanding of the pates and supersedes all previous oral and written communications, agreements and understandings between the parties with respect to the subject matter herein.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Loan Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


                                       WORLD WIDE WIRELESS COMMUNICATIONS, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                               Address for Notices:

                                               520 Third Street, Suite 101
                                               Oakland, CA  94607
                                               Attention: _____________
                                               Telephone: (510) 839-6100
                                               Facsimile: (510) 839-7088


                                       ANDREW CORPORATION


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                               Address for Notices:

                                               10500 W. 153rd Street
                                               Orland Park, IL  60462
                                               Attention: Treasurer
                                               Telephone: (708) 873-2551
                                               Facsimile: (708) 349-5287



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